FNB UNITED CORP.
150 South Fayetteville Street
Asheboro, North Carolina 27203

[Date]

[Name of officer]
[Address]

Dear [officer]:

FNB United Corporation (“FNB United”) anticipates entering into a Letter Agreement and Securities Purchase Agreement – Standard Terms incorporated into the Letter Agreement with the United States Department of the Treasury (the “Treasury”), which provides for FNB United’s participation in the Capital Purchase Program (the “CPP”) of the Treasury’s Troubled Asset Relief Program.  A copy of the Letter Agreement and Securities Purchase Agreement – Standard Terms is attached to this letter as Exhibit A and the documents are referred to collectively in this letter as the “Participation Agreement.”

For FNB United to participate in the CPP, and as a condition to closing the Treasury’s investment in FNB United contemplated by the Participation Agreement, FNB United is required to establish specified standards for executive compensation payable to Senior Executive Officers and to make certain changes to its compensation arrangements as described below:

●	No Golden Parachute Payments. FNB United is prohibited from making any Golden Parachute Payment to you during the CPP Covered Period.

●
Recovery of Bonus and Incentive Compensation.  Any bonus or incentive compensation paid to you during a CPP Covered Period is subject to recovery by FNB United if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

●
No Unnecessary or Excessive Risk.  FNB United is required to review its Benefit Plans to ensure that they do not encourage Senior Executive Officers to take unnecessary and excessive risks that threaten the value of FNB United.

This letter is intended to comply with the requirements imposed by the CPP.  In consideration of the benefits that you will receive as a result of FNB United’s participation in the CPP, by signing this letter, you agree that each of FNB United’s compensation, bonus, incentive and other benefit plans, arrangements and agreements

(including golden parachute, severance, change-of-control and employment agreements (collectively, “Benefit Plans”) with respect to you is hereby amended to the extent necessary to give effect to the first two bullet points above.  For your reference, the affected Benefit Plans are listed on Exhibit B, attached to this letter.  In addition, you and FNB United agree to negotiate in good faith any revisions to a Benefit Plan that may be required to ensure compliance with the third bullet point above.

The three bullet points listed above are intended to, and will be interpreted, administered and construed to, comply with Section 111 of EESA.  To the maximum extent consistent with the foregoing, they will also be interpreted, administered and construed to permit operation of the Benefit Plans in accordance with their terms before giving effect to this letter.

The following capitalized terms shall have the meanings set forth below:

“CPP Covered Period” is any period during which: (a) you are a Senior Executive Officer and (b) the Treasury holds an equity or debt position acquired from FNB United under the CPP.  The term “CPP Covered Period” shall be limited by, and interpreted in a manner consistent with, 31 C.F.R. § 30.11, as in effect on the Closing Date.

“Closing Date” shall have the meaning given to it in the Participation Agreement.

“EESA” means the Emergency Economic Stabilization Act of 2008, as published in the Federal Register on October 20, 2008, and as implemented by guidance or regulation issued by the Treasury.

“FNB United” includes FNB United Corp. and any entity treated as a single employer with FNB United Corp. under 31 C.F.R. § 30.1(b), as in effect on the Closing Date.

“Golden Parachute Payment” is used with the same meaning as in Section 111(b)(2)(C) of EESA, as supplemented by 31 C.F.R. § 30.9, as in effect on the Closing Date.

“Senior Executive Officer” means FNB United’s “senior executive officers” as defined in Section 111(b)(3) of EESA, as supplemented by 31 C.F.R. § 30.2, as in effect on the Closing Date.

To the extent not governed by federal law, this letter will be governed by and construed in accordance with the laws of the State of North Carolina.  This letter may be executed in multiple counterparts, each of which will be deemed to be an original.  A signature transmitted by facsimile will be deemed an original signature.

If FNB United does not participate or ceases at any time to participate in the CPP, this letter shall be of no further force or effect.

FNB United appreciates your willingness to agree to the terms of this letter and looks forward to your continued leadership.

Very truly yours,

FNB UNITED CORP.

By
[Name of officer executing agreement on
behalf of FNB United]
[Title]

Agreed and accepted:

[Name of officer]

[Date]

Exhibit A

Letter Agreement, and Securities Purchase
Agreement – Standard Terms incorporated into the
Letter Agreement, with the United States Department of the Treasury

[Intentionally omitted; included as Exhibit 10.1 to the Current Report on Form 8-K of FNB United Corp. filed with the Securities and Exchange Commission on February 13, 2009]

Exhibit B

Benefit Plans

The benefit plans described in this letter include, without limitation, the following plans, agreements, and arrangements:

Supplemental Executive Retirement Plans and Benefit Agreements

FNB United/CommunityONE Short-Term Incentive Plan

FNB United Long-Term Incentive Plan

Performance Compensation Plan for Stakeholders